Exhibit 99.1

AITX Set for 2025 Investor Event

January 15 Event to Highlight Company’s Financial Progress, Expanding Product Ecosystem and Vision for FY 2026 Growth

Detroit, Michigan, December 18, 2024 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions for enterprise clients, today announced its upcoming Investor Presentation and RAD Technology Review, scheduled for Wednesday, January 15, 2025, at 4:00 pm ET. The highly anticipated event will stream live on YouTube and across the Company’s social media platforms, offering investors and industry professionals a comprehensive look at the latest advancements and future plans from AITX and its subsidiaries RAD-I, RAD-R, RAD-M, and RAD-G.

Steve Reinharz, CEO/CTO of AITX and its subsidiaries, will lead the presentation alongside the executive team’s key members. Together, they will provide updates on the Company’s progress since the last investor event, outline projections for fiscal year 2026, and showcase the full RAD product roadmap. Attendees can expect in-depth discussions on the RAD ecosystem and insights into how AITX is driving innovation and growth.

“This will be a landmark moment for AITX,” said Reinharz. “On January 15, I will unveil the complete RAD ecosystem, demonstrating its extraordinary value today and its game-changing potential for the future and our clients.”

Additional details about the Investor Presentation and RAD Technology Review will be announced in the coming weeks. These updates are expected to include information on the technologies being showcased and ways attendees can engage directly with the solutions. Reinharz added, “We are pulling out all the stops to ensure it exceeds expectations.”

The Investor Presentation and RAD Technology Review will take place on Wednesday, January 15, 2025, at 4:00 pm ET. The event will be streamed live on the Company’s YouTube channel and across its social media platforms.

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD-I), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD-I solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD-I delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD-I technologies, AI-based analytics and software platforms are developed in-house.

RAD-I has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD-I expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD-I, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

CERTAIN ILLUSTRATIVE FINANCIAL PROJECTIONS

Forward-Looking Statements

The financial projections of Artificial Intelligence Technology Solutions, Inc. (the “Company”) (the “Projections”) set forth below constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements or industry standards may differ materially from those expressed or implied in such forward-looking statements. The forward-looking statements contained in the Projections are subject to trends and uncertainties. The forward-looking statements in the Projections are not guarantees of future results and are subject to risks that could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. As such, you are cautioned not to place undue reliance on such forward-looking statements. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking included below are qualified in their entirety by this cautionary statement and the statements under “Important Information” below.

Important Information Regarding Financial Projections

The Projections and the underlying assumptions were prepared internally by the Company’s management and were not prepared with a view towards compliance with published SEC or the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures or review with respect to the Projections, nor have they expressed any opinion or given any form of assurance with respect to such information or its achievability. Furthermore, the Projections are necessarily based on numerous variables, assumptions and estimates that are inherently uncertain, many of which are beyond the Company’s control, including a wide variety of industry performance, general business, economic, regulatory, competitive, market and financial conditions, as well as matters specific to the Company’s business.

The Projections should not be regarded as an indication that any of the Company or its affiliates or management considered to be predictive of actual future events. Actual results will likely vary from the Projections, and such variations may be material. Neither the Company nor its affiliates or management can give you any assurance that actual results will not differ materially from the Projections. The Projections should be read together with the Company’s historical financial statements, which may be accessed at www.sec.gov.

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Steve Reinharz

949-636-7060
@SteveReinharz